UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2014

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2014, Sutor Technology Group Limited (the “Company”) received notice from the Listing Qualifications Department of The NASDAQ Stock Market indicating that the Company does not comply with Nasdaq Listing Rule 5250(c)(1) because the Company has not yet filed its Form 10-Q for the period ended September 30, 2014 (the “Form 10-Q”), and because, as previously announced, the Company has not filed its Form 10-K for the fiscal year ended June 30, 2014 (the “Form 10-K”).

Pursuant to the notice, the Company has until December 15, 2014 to submit a plan to regain compliance with respect to these delinquent reports. If Nasdaq accepts the Company’s plan to regain compliance, it may grant an exception of up to 180 calendar days from the due date of the Company’s Form 10-K, or April 13, 2015.

The Company issued a press release on November 25, 2014, disclosing receipt of the notice letter. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated November 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: November 25, 2014

/s/ Lifang Chen

Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated November 25, 2014.